Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-173987) and  Form  S-8 (Nos. 333-178986, 333-173939, 333-171632, 333-164268, 333-156659, 333-148487, 333-137676) of Shutterfly, Inc. of our report dated February 10, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose, California
February 10, 2012